As filed with the Securities and Exchange Commission on June 21, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIQ SOLUTIONS INC. (Exact name of registrant as specified in its charter)
Ontario, Canada (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)
5915 Airport Road Suite 700 Mississauga, Ontario (Address of Principal Executive Offices)	L4V 1T1 (Zip Code)

VIQ SOLUTIONS INC. OMNIBUS EQUITY INCENTIVE PLAN

VIQ SOLUTIONS INC. DEFERRED SHARE UNIT PLAN

VIQ SOLUTIONS INC. STOCK OPTION PLAN

(Full title of the plan)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

Telephone: (202) 572-3133

(Name and address of agent for service)

(905) 948-8266

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered[1]	Amount to be registered[1]	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, no par value
- Reserved for issuance under the Omnibus Plan	700,900 shares	$7.23	[2]	$5,067,507	$552.87
- Subject to outstanding options issued under the Omnibus Plan and Option Plan	1,729,686 shares	$4.75	[3]	$8,216,009	$896.37
- Subject to unsettled deferred share units under the Deferred Share Unit Plan	66,667 shares	$7.23	[2]	$482,002	$52.57
- Subject to vested restricted stock units under the Omnibus Plan	726,857 shares	$7.23	[2]	$5,255,176	$573.34
TOTAL	3,224,110 shares			$19,020,694	$2,075.15

1 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of additional Common Shares, no par value, of VIQ Solutions Inc. (referred to herein as the “Registrant”, the “Company,” “VIQ,” “we,” “us” or “our”) that become issuable under the VIQ Solutions Inc. Omnibus Equity Incentive Plan (the “Omnibus Plan”), the VIQ Solutions Inc. Deferred Share Unit Plan (the “Deferred Share Unit Plan”) and the VIQ Solutions Inc. Stock Option Plan (the “Option Plan” and together with the Omnibus Plan and Deferred Share Unit Plan, the “Plans”) to prevent dilution resulting from share dividends, share splits, reverse share splits, combinations of shares, spin-offs, recapitalizations, mergers or similar capital adjustments as provided in the Plan.

2 Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices for VIQ Solutions Inc.’s Common Shares reported on the OTCQX on June 16, 2021, which was $7.23 per Common Share.

3 Solely for the purpose of calculating the registration fee, estimated in accordance with Rule 457(h) under the Securities Act, based on $4.75, the weighted average exercise price per share of outstanding options granted under the Omnibus Plan and Option Plan as of June 11, 2021 (with prices in Canadian dollars converted to U.S. dollars using a closing exchange rate of US$1.00=Cdn$1.2123 on June 11, 2021 as reported by OANDA Corporation).

VIQ SOLUTIONS INC.

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement on Form S-8 is being filed by VIQ Solutions Inc. (the “Company” or the “Registrant”) to register 3,224,110 of the Company’s Common Shares pursuant to the Company’s Plans and the outstanding awards thereunder. In addition, this Registration Statement registers the resale of up to 726,857 of the Company’s Common Shares underlying vested restricted stock units held by the Selling Shareholders named herein that were issued prior to the filing of this Registration Statement.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form F-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those shares referred to above that constitute “restricted securities,” within the meaning of Form S-8, by the Selling Shareholders named herein. The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS

726,857 COMMON SHARES

VIQ Solutions Inc.

This reoffer prospectus relates to 726,857 Common Shares, no par value (the “Shares”) of VIQ Solutions Inc. (“VIQ,” “we,” “us,” “our,” or the “Company”) which may be reoffered and resold from time to time by the Selling Shareholders (as defined and named herein) who are directors, officers and other employees and that have been acquired by the grant of restricted stock units prior to the filing of this Registration Statement under the VIQ Solutions Inc. Omnibus Equity Incentive Plan (the “Plan”), for such Selling Shareholders’ own account. We will not receive any proceeds from any sale of the Shares offered pursuant to this reoffer prospectus.

The Selling Shareholders may offer and sell the Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Shares may be sold at the market price of the Common Shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Shares. The Shares may be sold through underwriters or dealers which the Selling Shareholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a reoffer prospectus supplement. For a description of the various methods by which the Selling Shareholders may offer and sell the Shares described in this reoffer prospectus, see the section entitled “Plan of Distribution.”

Our Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “VQS.” Our Common Shares are also traded in the United States on the OTCQX® Best Market by OTC Markets Group (the “OTCQX”) under the symbol “VQSLF.” On June 16, 2021, the closing price of our Common Shares was Cdn$8.85 on the TSX ($7.23 on the OTCQX).

Our complete mailing address is 5915 Airport Road, Suite 700, Mississauga, Ontario L4V 1T1 and our telephone number is (905) 948-8266.

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” section of our filings with the Securities and Exchange Commission (the “Commission”) incorporated by reference herein and the applicable reoffer prospectus supplement.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is June 21, 2021

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. We have not authorized anyone to provide any information other than that contained in this reoffer prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred to you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

THE COMPANY

VIQ Solutions Inc. is a reporting issuer in Canada listed for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “VQS.” Our Common Shares are also traded in the United States OTCQX® Best Market by OTC Markets Group (the “OTCQX”) under the symbol “VQSLF.”

VIQ delivers intelligent automation, enhanced with human review, to drive transformation in the way evidentiary content is captured, secured, and transformed into actionable information. This combination along with segment specific Artificial Intelligence learning makes VIQ as the leader best positioned to disrupt and gain rapid market share.

VIQ’s innovative technology platform is made of four core software products using cloud, artificial intelligence, mobility, and cybersecurity cloud driven workflow for capture, manage, share, and create digital evidence and very specific documentation. The Company is driving the transformation of the highly secured evidentiary data and transcription industry from 0% to 80% via AI-human editors’ collaboration using an innovative patented technology platform.

VIQ operates worldwide with a network of partners including security integrators, audio-video specialists, and hardware and data storage suppliers. The Company’s revenue is strategically segmented both by geographic and industry markets: 70% of the Company’s revenue is derived from the United States, 27% from Australia and a growing 3% from Europe, the Middle East, Africa and Canada.

VIQ serves a growing customer base across a variety of vertical and horizontal markets, the primary of which are as follows:

·	21% of revenue is in criminal justice;
·	29% in legal;
·	23% in insurance; and
·	27% media, corporate finance, government and medical.

VIQ delivers its products and services to clients primarily through a network of resellers and integrators, as well as through direct sales, offering a variety of deployment methodologies and business models to meet customer demand including software, software as a service or “SaaS” and managed services.

Our head and registered office is located at 5915 Airport Road, Suite 700, Mississauga, Ontario L4V 1T1 and our company website is https://www.viqsolutions.com/. Information on or accessible through our Internet website is not a part of this reoffer prospectus.

When used in this reoffer prospectus, the terms the “Company,” “VIQ,” “issuer,” “we,” “our,” and “us” refer to VIQ Solutions Inc. and its consolidated subsidiaries, unless otherwise specified.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus, before making an investment decision. You should also consider those risks set forth under the caption “Risk Factors” contained in our Registration Statement on Form F-10, as filed with the Commission on June 2, 2021, and amended on June 10, 2021. For more information, see “Where You Can Find More Information.”

OFFER STATISTICS AND EXPECTED TIMETABLE

The Selling Shareholders may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) up to 726,857 Common Shares. The actual per share price of the Shares that the Selling Shareholders will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution” below.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

The proceeds from the sale of the shares offered pursuant to this reoffer prospectus are solely for the account of the Selling Shareholders. We will not receive any of the proceeds from any sale of shares by the Selling Shareholders.

SELLING SHAREHOLDERS

The Common Shares being registered by this reoffer prospectus consist of 726,857 Common Shares that are currently held by the individuals listed below (the “Selling Shareholders”) and were issued to the Selling Shareholders prior to the filing of the Registration Statement of which this prospectus forms a part.

We are registering these Shares to permit the Selling Shareholders to resell these Shares when each deems appropriate. The Selling Shareholders may resell all, a portion, or none of the Shares, at any time and from time to time. The Selling Shareholders may also sell, transfer or otherwise dispose of some or all of the Shares in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the Selling Shareholders may offer any Common Shares for sale under this reoffer prospectus. This reoffer prospectus does not constitute a commitment by the Selling Shareholders to sell all or any of the stated number of their Shares, and the actual number of Shares offered and sold will be determined from time to time by each Selling Shareholder at his or her sole discretion. Each of the Selling Shareholders has voting and investment control power over his or her shares. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The following table sets forth: (i) the name of each Selling Shareholder; (ii) the number and percentage of our Common Shares that the Selling Shareholder beneficially owned as of June, 2021 prior to the offering for resale of the shares under this reoffer prospectus; (iii) the number of Common Shares that may be offered for resale for the account of the Selling Shareholder under this reoffer prospectus; and (iv) the number and percentage of Common Shares to be beneficially owned by the Selling Shareholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Shareholder (whether vested or unvested)). The percentages appearing in the column entitled “Number of Shares Beneficially Owned After the Offering” are based on 24,893,638 Common Shares outstanding as of June 11, 2021. Common Shares that may be acquired within 60 days of June 11, 2021 by the Selling Shareholder pursuant to previous grants under the Company’s equity incentive plans that constitute Shares are deemed to be outstanding and to be beneficially owned by the Selling Shareholder holding such Shares for the purposes of computing the percentage ownership of such Selling Shareholder but are not treated as outstanding for the purposes of computing the percentage ownership of each of the other Selling Shareholders.

The Selling Shareholders are not required to sell any of our Common Shares and there is no assurance that any of the Selling Shareholders will sell any or all of the Shares covered by this reoffer prospectus. We are not aware of any agreements, arrangements or understandings with respect to the sale or other disposition of any of the Shares covered hereby.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to Offering(1)		Number of Shares Being Registered for Resale(2)	Number of Shares Beneficially Owned After the Offering(3)
	Number	Percent		Number	Percent
Caroline Brown (4)	22,561	*	895	21,666	*
Cheryl Cannon (5)	901	*	901	--	--
Jeffrey G. Hopkins (6)	22,342	*	2,342	20,000	*
Shane Mirkovich (7)	19,502	*	1,168	18,334	*
Gilles-Andre Morin (8)	51,482	*	3,168	32,084	*
Elizabeth Pennell (9)	11,760	*	2,426	9,334	*
Laura Serrano-Haggard (10)	26,579	*	1,345	25,234	*
Susan Sumner (11)	799,312	3.1%	714,612	77,500	*

*Represents less than 1% of the Company’s total outstanding Common Shares.

(1)	In computing the number of shares of Common Shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all Common Shares subject to stock options, restricted stock units or other derivative securities held by that person that are exercisable, vested or convertible as of June 11, 2021 or that will become exercisable, vested or convertible within 60 days after June 11, 2021, but we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The numbers of Common Shares reflect all restricted stock units issued to a person pursuant to grants previously made under the Plan, which grants were immediately vested.

(3)	In computing the number of shares of Common Shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all Common Shares subject to stock options, restricted stock units or other derivative securities held by that person that are exercisable, vested or convertible as of June 11, 2021 or that will become exercisable, vested or convertible within 60 days after June 11, 2021, but we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. We further presumed that the person sold all Common Shares eligible to be resold in this offering, but retained ownership of all other Common Shares beneficially owned as of June 11, 2021.

(4)	Ms. Brown’s beneficial ownership includes: (i) 895 Common Shares issuable upon exercise of currently vested restricted stock units; and (ii) 21,666 Common Shares issuable upon exercise of currently vested stock options.

(5)	Ms. Cannon’s beneficial ownership includes: (i) 901 Common Shares issuable upon exercise of currently vested restricted stock units.

(6)	Mr. Hopkins’ beneficial ownership includes: (i) 2,342 Common Shares issuable upon exercise of currently vested restricted stock units; and (ii) 20,000 Common Shares issuable upon exercise of currently vested stock options.

(7)	Mr. Mirkovich’s beneficial ownership includes: (i) 1,168 Common Shares issuable upon exercise of currently vested restricted stock units; and (ii) 18,334 Common Shares issuable upon exercise of currently vested stock options.

(8)	Mr. Morin’s beneficial ownership includes: (i) 3,168 Common Shares issuable upon exercise of currently vested restricted stock units; and (ii) 38,334 Common Shares issuable upon exercise of currently vested stock options.

(9)	Ms. Pennell’s beneficial ownership includes: (i) 2,426 Common Shares issuable upon exercise of currently vested restricted stock units; and (ii) 9,334 Common Shares issuable upon exercise of currently vested stock options.

(10)	Ms. Serrano-Haggard’s beneficial ownership includes: (i) 1,345 Common Shares issuable upon exercise of currently vested restricted stock units; and (ii) 25,234 Common Shares issuable upon exercise of currently vested stock options.

(11)	Ms. Sumner serves as President and Chief Operating Officer of the Company. Ms. Sumner’s beneficial ownership includes: (i) 714,612 Common Shares issuable upon exercise of currently vested restricted stock units; and (ii) 77,500 Common Shares issuable upon exercise of currently vested stock options.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the Selling Shareholders to offer for sale and sell all or a portion of each individual’s Shares. The Selling Shareholders may sell the Common Shares registered pursuant to this reoffer prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the Selling Shareholders can presently estimate the amount of this compensation.

The Common Shares offered under this reoffer prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the Common Shares may be then-listed.

The aggregate proceeds to each Selling Shareholder from the sale of the Shares will be the purchase price of the Common Shares less discounts and commissions, if any. Each Selling Shareholder reserves the right to accept and, together with his, her or its agents from time to time, to reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the Shares by the Selling Shareholders.

The Selling Shareholders and any broker-dealers or agents that participate in the sale of the Shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. If a Selling Shareholder is an “underwriter” under the Securities Act, the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act.

Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.

There can be no assurance that the Selling Shareholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

We are being represented by McMillan LLP who will pass upon the validity of the shares being offered by this prospectus.

EXPERTS

The consolidated financial statements of the Company for the year ended December 31, 2020 were audited by KPMG LLP, independent registered public accounting firm. The consolidated financial statements of the Company for the year ended December 31, 2019 were audited by MNP LLP, which was independent in accordance with the Code of Professional Conduct of the Chartered Professional Accountants of Ontario. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Continuance, or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We will file annual reports and other information with the Commission under the Exchange Act. You may read and copy any reports, statements or other information on file at the Commission’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information regarding its public facilities. Our Commission filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the Commission at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. The following documents are incorporated by reference into this reoffer prospectus:

(a)	our effective registration statement on Form F-10 (File No. 333-256717), as amended, filed with the Commission on June 2, 2021 and amended on June 10, 2021 under Section 12(g) of the Exchange Act, which contains audited financial statements for the Registrant’s latest fiscal year; and

(b)	all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this reoffer prospectus and prior to the termination or completion of the offering of securities under this reoffer prospectus shall be deemed to be incorporated by reference in this reoffer prospectus and to be a part hereof from the date of filing such reports and other documents.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to:

VIQ Solutions Inc.

5915 Airport Road

Suite 700

Mississauga, Ontario L4V 1T1

(905) 948-8266

Attn: Chief Financial Officer

This prospectus is part of a registration statement on Form S-8 filed with the Commission under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about the Company and our Common Shares.

Part I — Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information. *

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the United States Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II — Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by VIQ Solutions Inc. (the “Company,” “VIQ,” “we,” “us” or “our”) with the Commission are incorporated herein by reference:

(a)	our effective registration statement on Form F-10 (File No. 333-256717), as amended, filed with the Commission on June 2, 2021 and amended on June 10, 2021 under Section 12(g) of the Exchange Act, which contains audited financial statements for the Registrant’s latest fiscal year; and

(b)	all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this reoffer prospectus and prior to the termination or completion of the offering of securities under this reoffer prospectus shall be deemed to be incorporated by reference in this reoffer prospectus and to be a part hereof from the date of filing such reports and other documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which such individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify such individual unless such individual had reasonable grounds for believing that such individual’s conduct was lawful.

Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the condition in (i) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

The by-laws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if: (i) he acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Registrant shall also indemnify the person referred to above in such other circumstances as the Business Corporations Act (Ontario) permits or requires.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

An Exhibit Index appears on page 10 hereof and is incorporated herein by reference.

Item 9.	Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Continuance of VIQ Solutions Inc.

4.2	VIQ Solutions Inc. By-law 1.

4.3	VIQ Solutions Inc. By-law 2.

4.4	VIQ Solutions Inc. Stock Option Plan.

4.5	VIQ Solutions Inc. Deferred Share Unit Plan.

4.6	VIQ Solutions Inc. Omnibus Equity Incentive Plan.

5.1	Opinion of McMillan LLP.

23.1	Consent McMillan LLP (contained in Exhibit 5.1 hereto).

23.2	Consent of KPMG LLP.

23.3	Consent of MNP LLP.

24.1	Powers of Attorney (included on the signature page of this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Canada on June 18, 2021.

VIQ SOLUTIONS INC.

By:	/s/ Sebastien Paré
Name: Sebastien Paré
Title: Chief Executive Officer
(Principal Executive Officer)

POWERS OF ATTORNEY

AND

SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sebastien Paré and Alexie Edwards, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name and on his or her behalf as a director and/or officer of VIQ Solutions Inc. to prepare, execute and deliver any and all amendments, including post-effective amendments, and supplements to this registration statement on Form S-8, including any amendment to this registration statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith (including any necessary amendments thereof), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act necessary or desirable to be done in connection with the above-described matters, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ Sebastien Paré	Chief Executive Officer & Director
Sebastien Paré	(principal executive officer)	June 18, 2021

/s/ Alexie Edwards	Chief Financial Officer
Alexie Edwards	(principal financial and accounting officer)	June 18, 2021

/s/ Larry Taylor
Larry Taylor	Director, Chair	June 18, 2021

/s/ Harvey Gordon
Harvey Gordon	Director	June 18, 2021

/s/ Mike Kessel
Mike Kessel	Director	June 18, 2021

/s/ Joseph Quarin
Joseph Quarin	Director	June 18, 2021

/s/ Bradley Wells
Bradley Wells	Director	June 18, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment, solely in its capacity as duly authorized representative of VIQ Solutions Inc. in the United States, on the 21st day of June, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director